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                                                                EXHIBIT 16.01



February 9, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                              CSK Auto Corporation
                              --------------------

We have read the disclosures relating to the change in accountants described in the Company's Form S-1 dated February 10, 1998 and are in agreement with the statements contained on page 67 therein.

Yours very truly,

/s/ PRICE WATERHOUSE LLP